As filed with the Securities and Exchange Commission on December 7, 2016	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DEXTERA SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94-3287832

(IRS Employer Identification No.)

900 Saginaw Drive

Redwood City, California 94063

(Address of Principal Executive Offices)

2016 Equity Incentive Plan

2016 Employee Stock Purchase Plan

(Full title of the plan)

Julian Nikolchev

 Chief Executive Officer

Dextera Surgical Inc.

900 Saginaw Drive

Redwood City, California 94063

(Name and address of agent for service)

(650) 364-9975

(Telephone number, including area code, of agent for service)

Copies to:

Nancy H. Wojtas

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer☐	Non-accelerated filer☐	Smaller reporting company☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum Offering	Proposed Maximum Aggregate	Amount of
to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.001 per share	949,840	$1.33 - $2.68	$1,436,682	$166.52

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s common stock.

(2)

Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee on the basis of (a) $2.68, the weighted-average exercise price for outstanding options to purchase 128,440 shares granted pursuant to the Registrant’s 2016 Equity Incentive Plan, and (b) $1.33, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on December 6, 2016, with respect to the 521,400 shares reserved for future grant under the 2016 Equity Incentive Plan and the 300,000 shares reserved for future grant under the 2016 Employee Stock Purchase Plan. The chart below details the calculations of the registration fee:

Securities	Number of Shares of Common Stock	Offering Price Per Share	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2016 Equity Incentive Plan	128,440	$2.68	$344,220
Shares reserved for future grant under the 2016 Equity Incentive Plan	521,400	1.33	693,462
Shares reserved for future grant under the 2016 Employee Stock Purchase Plan	300,000	1.33	399,000
Proposed Maximum Aggregate Offering Price:			1,436,682

Registration Fee:			166.52

PART II

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Dextera Surgical Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)     The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed.

(b)     All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

(c)     The description of the Company’s Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

Not Applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Bylaws require the Company to indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law (“DGCL”); provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or (iv) such indemnification is otherwise required to be made under the Bylaws. The Company’s Bylaws also permit the Company to indemnify its employees and other agents as set forth in the DGCL. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

The Bylaws provide that the rights to indemnification are not the exclusive rights to indemnification, and that Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL. The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

EXHIBITS

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit/ Appendix Reference	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	S-1	333-129497	3.2	01/13/2006
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant	10-Q	000-51772	3.3	11/15/2010
4.3	Certificate of Correction of Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51772	3.2	11/16/2010
4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51772	3.1	11/19/2012
4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51772	3.1	11/15/2013
4.6	Certificate of Designations of Series A Preferred Stock.	S-1	333-194039	3.6	04/14/2014
4.7	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51772	3.1	02/17/2016
4.8	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.	8-K	000-51772	3.1	06/21/2016
4.9	Bylaws of the Registrant as currently in effect.	8-K	000-51772	3.2	08/19/2008
4.10	Specimen Common Stock certificate of the Registrant.	S-1	333-129497	3.5	02/01/2006
5.1	Opinion of Cooley LLP.					X
23.1	Consent of BDO USA, LLP.					X
24.1	Power of Attorney (included on signature page).					X
99.1	2016 Equity Incentive Plan.	8-K	000-51772	10.1	11/28/2016
99.2	2016 Employee Stock Purchase Plan.	8-K	000-51772	10.2	11/28/2016

UNDERTAKINGS

1.	The Registrant hereby undertakes:

(a)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

(b)     That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)     That, for the purpose of determining liability of the Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)     Any other communication that is an offer in the offering made by the Registrant to the purchaser.

2.     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     Insofar as indemnification for liabilities arising under the Securities Act of 1933, amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, state of California, on this 7th day of December, 2016.

Dextera Surgical Inc.

By:	/s/ Julian Nikolchev
Julian Nikolchev
President and Chief Executive Officer

POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below hereby constitutes and appoints Julian Nikolchev and Robert Y. Newell, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Julian Nikolchev	President, Chief Executive	December 7, 2016
Julian Nikolchev	Officer and Director (Principal Executive Officer)

/s/ Robert Y. Newell	Chief Financial Officer
Robert Y. Newell	(Principal Financial and Accounting Officer)	December 7, 2016

/s/ Thomas A. Afzal	Director	December 7, 2016
Thomas A. Afzal

/s/ Michael A. Bates	Director	December 7, 2016
Michael A. Bates

/s/ Gregory D. Casciaro	Director	December 7, 2016
Gregory D. Casciaro

/s/ R. Michael Kleine	Director	December 7, 2016
R. Michael Kleine

/s/ Samuel Navarro	Director	December 7, 2016
Samuel Navarro

‘

EXHIBIT INDEX

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit/ Appendix Reference	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant.	S-1	333-129497	3.2	01/13/2006
4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant	10-Q	000-51772	3.3	11/15/2010
4.3	Certificate of Correction of Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51772	3.2	11/16/2010
4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51772	3.1	11/19/2012
4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51772	3.1	11/15/2013
4.6	Certificate of Designations of Series A Preferred Stock.	S-1	333-194039	3.6	04/14/2014
4.7	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant	8-K	000-51772	3.1	02/17/2016
4.8	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.	8-K	000-51772	3.1	06/21/2016
4.9	Bylaws of the Registrant as currently in effect.	8-K	000-51772	3.2	08/19/2008
4.10	Specimen Common Stock certificate of the Registrant.	S-1	333-129497	3.5	02/01/2006
5.1	Opinion of Cooley LLP.					X
23.1	Consent of BDO USA, LLP.					X
24.1	Power of Attorney (included on signature page).					X
99.1	2016 Equity Incentive Plan.	8-K	000-51772	10.1	11/28/2016
99.2	2016 Employee Stock Purchase Plan.	8-K	000-51772	10.2	11/28/2016